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                                                                      EXHIBIT 17

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


September 11, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We have read and agree with the comments included in paragraph 4 under the caption "Selection of Independent Auditors" appearing in this Proxy Statement and Prospectus, which are a part of MuniYield New York Insured Fund II, Inc.'s Registration Statement No. 333-33759 on Form N-14.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP